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                                                                   Exhibit 10.21

ADMINISTRATIVE SERVICES AGREEMENT ENTERED INTO BY AND BETWEEN DISTRIBUIDORA VENUS, S.A. DE C.V., HEREINAFTER REFERRED TO AS, "VENUS", REPRESENTED BY EUGENIO LOPEZ BARRIOS AND DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., HEREINAFTER REFERRED TO AS, "DCJ", REPRESENT BY ELIA ZULEMA VELAZQUEZ VALENCIA, IN ACCORDANCE WITH THE FOLLOWING RECITALS, REPRESENTATIONS, WARRANTIES AND
CLAUSES:

                              RECITALS

     A. VENUS has sold to DCJ all of the fixed assets that VENUS uses to conduct its distribution business as such business is conducted by VENUS (the "Business"), as further provided in an Asset Purchase Agreement, dated of even date herewith.

     B. VENUS desires to perform certain services for DCJ in order to enable DCJ to operate the Business.

     NOW, THEREFORE, VENUS and DCJ, intending to be legally bound, agree as follows:

                         REPRESENTATIONS AND WARRANTIES

I.   VENUS represents and warrants that:

(a) It is a company duly incorporated and validly existing pursuant to the laws of the United Mexican States.

(b) Its representative, Eugenio Lopez Barrios, is duly authorized to execute and deliver this Agreement on its behalf, which authority has not been revoked, limited or otherwise modified.

(c)  It is duly registered in the Mexican federal taxpayers' registry.

(d) It has all the necessary power and authority (corporate and other) to enter into this Agreement and to perform and comply with its obligations hereunder and requires no corporate or other approval (governmental or other) to enter into this Agreement and to perform its obligations hereunder.

(e) The execution and delivery of this Agreement and the performance of its obligations hereunder does not and will not contravene or result in any breach of (i) its estatutos sociales, (ii) any applicable Mexican law, regulation, rule or any other legal provision or any judgment, order, arbitral award or resolution of any kind, or (iii) any contractual provision or agreement of any nature whatsoever to which VENUS or any of its properties is subject, or (iv) any authorization,


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concession or any other governmental approval or resolution of any nature binding upon it or any of its properties.

(f) This Agreement constitutes a legal, valid and binding obligation of VENUS, enforceable against it in accordance with its terms.

(g) It desires to provide to DCJ the administrative services described in Exhibit "A" hereto (hereinafter, the "Services") which are necessary for DCJ to operate the Business, in the terms and conditions set forth herein.


II.  DCJ represents and warrants that:

(a) It is a company duly incorporated and validly existing pursuant to the laws of the United Mexican States.

(b) Its representative, Elia Zulema Velazquez Valencia, is duly authorized to execute and deliver this Agreement on its behalf, which authority has not been revoked, limited or otherwise modified.

(c)  It is duly registered in the Mexican federal taxpayers' registry.

(d) It has all the necessary power and authority (corporate and other) to enter into this Agreement and to perform and comply with its obligations hereunder and requires no corporate or other approval (governmental or other) to enter into this Agreement and to perform its obligations hereunder

(e) The execution and delivery of this Agreement and the performance of its obligations hereunder does not and will not contravene or result in any breach of (i) its estatutos sociales, (ii) any applicable Mexican law, regulation, rule or any other legal provision or any judgment, order, arbitral award or resolution of any kind, or (iii) any contractual provision or any agreement of any nature whatsoever which DCJ or any of its properties is subject, or (iii) any authorization, concession or any other governmental approval or resolution of any nature binding upon it or any of its properties.

(f) This Agreement constitutes a legal, valid and binding obligation of DCJ, enforceable against it in accordance with its terms.

(g) It desires to receive from VENUS the Services which are necessary for DCJ to operate the Business, in the terms and conditions set forth herein.

     By virtue of the recitals, representations and warranties set forth above, the parties to this agreement agree to the following:

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                                    CLAUSES

ONE.  Services; Price.

     VENUS hereby agrees to provide the Services to DCJ and DCJ herby agrees to pay VENUS a monthly fee therefor equal to the cost for VENUS to provide such Services (including a reasonable allocation of VENUS' general overhead charges), plus a margin of 0.5% (the "Price") and the applicable Mexican value added tax, payable on the 30th day of each calendar month.


     The parties agree that the aforementioned monthly fee shall be reviewed on a semi-annual basis. Any modification the aforementioned fee shall be agreed in writing by the parties hereto and shall be appended hereto (it being acknowledged that it will constitute a part of this Agreement).


     The parties may add additional services to Exhibit "A" hereto, or eliminate services therefrom, by means of the mutual execution of an amended Exhibit "A" which shall include a section on the fee adjustment as a result of the amendment thereto.

TWO. Invoices.

     VENUS agrees to deliver to DCJ no later than the 10th day of each calendar month, an invoice that complies with all Mexican legal requirements which shall specify the amount payable for the prior calendar month.

     In the event the fee is modified as a result of the semi-annual review referred to above, VENUS shall issue a separate invoice for the necessary adjustment within a period of 15 (fifteen) calendar days after the determination of any such adjustment.

THREE. Obligations of the Parties.

     VENUS shall be required:

     a) To maintain qualified personnel in order to ensure the best quality in the Services to be provided to DCJ hereunder.

     b) To maintain its personnel duly updated of technological and management innovations in order to ensure the best up-to-date quality in the Services to be provided to DCJ hereunder.

     DCJ shall be required to provide VENUS all the information and documentation that VENUS may reasonably require in order to render the Services.
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FOUR. No Labor Relationship.

     The parties hereby acknowledge and accept that this Agreement and the provision of the Services by VENUS shall not constitute a labor relationship, agency or any other similar relationship between VENUS or the employees and other personnel of VENUS with DCJ. Therefore, each of the parties hereto shall be responsible for their own employees and personnel in accordance with applicable law.

FIVE. Term.

     This Agreement shall be in full force and effect for a period of one (1) year after the date hereof and shall be renewable automatically for one year period, unless any of the parties advises the other party with an anticipation of at least ten (10) days that it does not wish to renew this Agreement.

SIX. Indemnification.

     (a) From and after the date hereof, each of the parties hereto shall indemnify and hold harmless each other and its respective officers, directors, employees, agents, consultants, representatives and successors from and against any and all damages, losses, costs and expenses incurred thereby arising out of or resulting from: (i)any breach of any representation or warranty of the other party contained in this Agreement; (ii) any failure by the other party to preform any of its covenants or agreements contained in this Agreement, and
(iii) any failure to pay when due any tax payable by the other party in connection with this Agreement and the Services rendered hereunder.

     (b)Indemnification claims hereunder shall be made when reasonable and properly documented losses, damages, costs and expenses (including without limitation, attorney's fees and expenses) or liabilities are incurred. Any indemnities payable under this Agreement shall be limited to the amount of direct or indirect damages sustained by the indemnified party, net of any insurance proceeds, favorable tax effects or other recovery actually received by such Indemnified party but increased by any taxes arising out of any indemnity payment.

     (c) Any claims for damages hereunder may only be made (i) within a period of one (1) year beginning as of the execution of this Agreement and (iii) limited to the payment of an amount not exceeding the Price.

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SEVEN. Expenses.

     Each party hereto shall bear its own costs and expenses in connection with the execution and delivery of this Agreement and the transactions contemplated herein, including without limitation legal, accounting and other professional fees.

EIGHT. Taxes.

     Each party will be responsible for the payment of the taxes that it is required to pay in accordance with applicable law.

NINE. Notices.

     All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy or sent, postage prepaid, by registered or certified mail, return receipt requested, or reputable courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, seven days after mailing (one Business Day in the case of overnight courier service), as follows:

(i)if to DCJ:

Distribuidora Comercial Jafra, S.A.  de C.V.
Blvd. Adolfo Lopez Mateos 515
Col. Tlacopac
Mexico, D.F. 01040

If to VENUS:

Distribuidora Venus, S.A. de C.V.
Distribuidora Comercial Jafra, J.A. de C.V.
Blvd. Adolfo Lopez Mateos 515
Col. Tlacopac
Mexico, D.F. 01040

TEN. Confidentiality.

     VENUS agrees that any information, studies, production systems or any other information related to the Services, including, by way of illustration and not by way of limitation, trade, business and technical matters, confidential or private information, business plans and


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technological secrets of DCJ and its affiliates or customers, shall be regarded as privileged and confidential information and, therefore, shall refrain and cause all persons related to it to refrain, from disclosing, disseminating or revealing said information to any person different from employees, officers, agents, consultants or other agents of VENUS.

ELEVEN. Interpretation; Headings; Schedules.

     The headings contained in this Agreement or in any Exhibit hereto are for reference purposes only and shall not affect in any manner the meaning or interpretation thereof. All Exhibits attached hereto or referred to herein are hereby incorporated by reference and are part of this Agreement as if set forth herein.

TWELVE. Assignment.

     This Agreement may not be assigned or otherwise transferred by the parties hereto unless the parties hereto mutually agree in writing.


THIRTEEN. Amendments.

Any amendment to this agreement must be in writing and must be executed by the attorney-in-fact of each of the parties; otherwise the amendment will be invalid.

FOURTEEN. Entire Agreement.

     This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof.

FIFTEEN. Governing law; Submission to Jurisdiction.

     (a) The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the United Mexican States.

     (b) In connection with any dispute or controversy regarding the interpretation or application of this Agreement, each of the parties submit to the jurisdiction of the competent courts of Mexico City, Federal District, United Mexican States.
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IN WITNESS HEREOF, the parties hereto have executed this agreement as of the
20th day of the month of May, 2003.

DISTRIBUIDORA VENUS, S.A. DE C.V.           DISTRIBUIDORA COMERCIAL
                                              JAFRA, S.A. DE C.V.


/s/ Eugenio Lopez Barrios                   /s/ Elia Zulerna Velazquez Valencia
-------------------------------             -----------------------------------
By: Eugenio Lopez Barrios                   By: Elia Zulerna Velazquez Valencia
Title: Attorney-in-fact                     Title: Attorney-in-fact
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                                  EXHIBIT "A"

                           SERVICES FROM VENUS TO DCJ

1.- Consulting, concealing, representation and mandate services in connection with import, export and distribution transactions.

2.- Commercial agent, consignment, attorney-in-fact, commission and agency services and in general any kind of intermediation or representation before manufacturers, distributors, authorities and any other person or entity in connection with the distribution of the products of DCJ.

3.- Consulting, counseling, legal administration, authorized representation for the compliance of any legal requirement, regulation, official Mexican standard or legal code applicable to the manufacture, import, export and distribution of products.